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                                                                   EXHIBIT 23(b)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-60157 and No. 33-57053 of our report, dated February 2, 1995, with respect to the financial statements and the financial statement schedules of Polaris Industries Inc. (formerly Polaris Industries Partners L.P.) for the years ended December 31, 1994 and 1993 incorporated by reference in this Annual Report on Form 10-K for the year ended
December 31, 1995.


                                       /s/ McGLADREY & PULLEN, LLP

                                       McGLADREY & PULLEN, LLP


Minneapolis, Minnesota
March 21, 1996